As filed with the Securities and Exchange Commission on September 15, 1998
                     Registration Statement No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                INTELLICALL, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                                            75-1993841
(State or other jurisdiction of                           (I.R.S. Employer
incorporation of organization)                            Identification No.)

                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023
                                 (972) 416-0022

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                                            Copy to:

    John J. McDonald, Jr.
    Chief Executive Officer                 Patrick V. Stark
    Intellicall, Inc.                       Kane, Russell, Coleman & Logan, P.C.
    2155 Chenault, Suite 410                3700 Thanksgiving Tower
    Carrollton, Texas 75006-5023            1601 Elm Street
    (972) 416-0022                          Dallas, Texas 75201
    (Name, address, including zip code,     (214) 777-4200
    and telephone number, including
    area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                               --------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Title of Each Class           Amount to be           Proposed Maximum           Proposed Maximum              Amount of
of Securities to be          registered (1)      Offering Price Per Share   Aggregate Offering Price    Registration Fee (3)
Registered                                       (2)                        (2)
------------------------------------------------------------------------------------------------------------------------------
Common                          3,765,152                  $2.06                   $3,914,000                  $1,180
Stock, par
value $.01
per share . . . .
 . . . . . .
------------------------------------------------------------------------------------------------------------------------------

(1) Includes a presently indeterminate number of shares issued or issuable upon conversion of or otherwise in respect of Registrant's 7% Series A Convertible Preferred Stock. The Registrant has previously requested for sale 1,865,152 shares of Common Stock pursuant to Registration Statement No. 333 - 34985.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Common Stock, as reported on the New York Stock Exchange on September 11, 1998.

(3) The registration fee is based on registering an additional 1,900,000 shares of Common Stock pursuant to this Form S-3 Registration Statement. The previous filing fee paid in connection with Registration Statement No. 333 - 34985 was $3,144.

                                      (ii)

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

         In accordance with Rule 429, this Registration Statement includes the shares of Common Stock requested under Registration Statement No. 333 - 34985.


                                      (iii)

PROSPECTUS
                                3,765,152 shares

                                INTELLICALL, INC.

                                  Common Stock

         All of the shares of Common Stock, par value $.01 per share (the "Common Stock") of Intellicall, Inc., a Delaware corporation ("Intellicall" or the "Company"), offered hereby are being offered for resale by certain shareholders of the Company (the "Selling Stockholders") as described more fully herein. The Company will not receive any proceeds from the sale of the shares offered hereby.

         The shares of Common Stock offered hereby by the Selling Stockholders consist of (i) in accordance with Rule 416 of the Securities Act of 1933, as amended (the "1933 Act"), a presently indeterminate number of shares issued or issuable upon conversion of or otherwise in respect of 4,000 shares of the Company's 7% Series A Convertible Preferred Stock (the "Preferred Stock"), and
(ii) 36,580 shares of Common Stock issued to Swartz Investments, LLC as partial consideration for arranging the sale of the Preferred Stock. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Preferred Stock is based on a price of $1.60 per share, which price is below the price per share of $____ as of the date of this Prospectus. The number of shares available for resale, however, is subject to adjustment and could be materially less or more than such estimated amount depending on the future market price of the Common Stock. This presentation is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock. See "Risk Factors --Potential Dilution; Shares Eligible for Future Sales; Possible Effect on Additional Equity Financing" and "Selling Stockholders."


         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A
         HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6 OF THE
         PROSPECTUS.

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED
         BY  THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE
         SECURITIES  COMMISSION NOR HAS THE SECURITIES AND
         EXCHANGE  COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
         THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
         A CRIMINAL OFFENSE.
                               September __, 1998

         All expenses of this offering will be paid by the Company except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the Selling Stockholders. Estimated expenses payable by the Company in connection with this offering are approximately $21,680. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commission and underwriters' discounts, if any. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the 1933 Act.

         The Common Stock being registered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of such Selling Stockholders in the open market, on the New York Stock Exchange ("NYSE"), in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the 1933 Act. See "Use of Proceeds" and "Plan of Distribution."

         The Common Stock of the Company is listed on the NYSE (Symbol: ICL). On September 11, 1998, the closing sale price of the Common Stock on the NYSE was $2.125.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and the information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-25 11; New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Electronic filings of such documents are publicly available on the Commission's Web site at http://www.sec.gov. Copies of such materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the NYSE and such reports, proxy statements and other information concerning the Company can be inspected and copies can be obtained at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         A registration statement on Form S-3 in respect of the shares of Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission, Washington, D.C. 20549 under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The  following  documents  are  incorporated  by  reference  into  this
Prospectus:

         1. Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission pursuant to Section 13(a) of the 1934 Act;

         2. Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission pursuant to Section 13(a) of the 1934 Act;

         3. The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Form 8-A filed with the Commission on August 25, 1987, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to Intellicall, Inc., 2155 Chenault, Suite 410, Carrollton, Texas 75006, (972) 416-0022, Attention: Investor Relations.

         No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling
Stockholder. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy, nor shall there be any sale of these shares by anyone, in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

                                   THE COMPANY

         Intellicall is a diversified telecommunications services and equipment company. The Company provides one primary service, automated operator services for the private pay telephone, hospitality, and inmate services industries. The Company's primary telecommunications equipment product offerings are: (i) pay telephones, network equipment, and software for the United States market which incorporate advanced technology for internally performing the functions associated with placing a pay telephone call, including the completion of automated operator assisted calls, (ii) network products and software for regulated phone companies in the United States ("Local Exchange Carriers" or "LECs"), (iii) pay telephones and network management systems compatible with international telecommunications standards, and (iv) call processing systems for hotels, inmate facilities and other multi-unit users.

         The Company's principal executive offices are located at 2155 Chenault, Suite 410, Carrollton, Texas 75006-5023, telephone (972) 416-0022.

              CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR
                                PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         The Common Stock offered hereby involves a high degree of risk. In addition, this Prospectus and the documents incorporated herein by reference contain certain "forward-looking statements" within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act. Such forward-looking statements, which are often identified by words such as "believes", "anticipates", "expects", "estimates", "should", "may", "will", and similar expressions, represent the Company's expectations or beliefs concerning future events. Numerous assumptions, risks and uncertainties, including the Risk Factors set forth below, some of which may be beyond the control of the Company, could cause actual results to differ materially from the results discussed in the forward-looking statements. Prospective purchasers of the Common Stock should carefully consider the Risk Factors set forth below, as well as the other information contained herein or in the documents incorporated herein by reference.

                                  RISK FACTORS

Recent History of Losses

         The Company incurred net losses of $10,905,000, $4,995,000 and $6,139,000 for the fiscal years ended December 31, 1997, 1996 and 1995, respectively. The Company enjoyed a profit of $3,350,000 for the six months ended June 30, 1998 resulting from a gain of $6,892,000 on the sale of assets. Without such gain the Company's loss for such six month period would have been $3,542,000. Such losses are primarily attributable to profit margins on the Company's hardware products which have been insufficient to meet selling, marketing, sustaining engineering, and other general and administrative costs of the Company. The Company's historical losses have required the Company to seek various sources of financing, including the sale of assets of the Company and the sale of debt and equity securities including the Preferred Stock purchased by certain of the Selling Stockholders. While the Company believes operations of the Company are improving, there can be no assurance that the Company will be able to return to profitability.

Changes in Management

         The Company has recently made various management changes. John J. McDonald, Jr. became president and chief executive officer of the Company in May 1998 and John M. Carradine became Chief Financial Officer in August, 1997. William 0. Hunt, the Company's prior president, has remained as Chairman of the Board. Mr. McDonald joined the Company in February 1997 while Mr. Carradine has been with the Company for eight years in roles of ever increasing responsibility. While the Company believes these management changes are beneficial to the Company, there can be no assurance that the new senior management team will be able to implement the Company's strategy.

Potential Redemption of Preferred Stock

         Pursuant to the regulations of the NYSE, in the absence of shareholder approval, the Company may not issue, in the aggregate, more than 1,860,500 shares of Common Stock upon conversion of all of the Preferred Stock, which number of shares is less than the total number of shares being offered by this Prospectus. As of the date of this Prospectus, Selling Stockholders have converted 1,310 shares of Preferred Stock into an aggregate of 358,377 shares of Common Stock. The actual number of shares of Common Stock to be issued upon conversion of the remaining Preferred Stock will depend on the average closing price of the Common Stock prior to conversion. The Company is obligated to redeem any shares of Preferred Stock which may not be converted into Common Stock as a result of such regulatory limitation, unless the Company timely obtains shareholder approval. The cash demands to fund such a redemption may adversely affect the Company's ability to make future capital expenditures and fund the development and launch of new products and/or services. Furthermore, there can be no assurance that the Company will have cash available to fund such a redemption.

Possible Need for Additional Financing

         Although the Company anticipates that the net proceeds of the recent sale of assets and its cash flow from operations will be sufficient to fund the Company's operations during the short term, there can be no assurance that the Company will not require additional financing prior to the end of the fiscal year ending December 31, 1998. The Company's future liquidity will depend on spending levels, working capital turnover and the volume and timing of equipment sales and gross margins related thereto.

Recent Telecommunications Act

         The Company's pay telephones in the United States are principally sold to independent payphone providers. In 1996 Congress passed the Telecommunications Act of 1996 (the "Telecom Act") pursuant to which the Federal Communications Commission (the "FCC") was authorized to evaluate and adjust the amount of the compensation paid by long-distance carriers to independent payphone companies when consumers access a long-distance carrier directly by dialing an access or an 800 number or by using a calling card which is non-billable by the payphone provider and thereby "dial-around" the payphone provider's long-distance carrier (from whom the payphone provider receives compensation) in order to reach another long-distance carrier (from whom the payphone provider would not receive compensation) ("Dial Around"). In November 1996, the FCC issued an order to increase compensation to payphone providers for Dial-Around; however such order was appealed to the U.S. Court of Appeals for the Eighth Circuit, which court ruled in July 1997 that the FCC's basis for determining Dial- Around compensation was inappropriate. The Court of Appeals ordered the FCC to re-examine the Dial-Around compensation structure. The Company's customers will be impacted by the FCC's final determination on Dial-Around compensation. If such compensation is reduced, the determination could have an adverse impact on the Company's sales of pay telephones.

Competition

         The industry in which the Company operates is intensely competitive. Many of the Company's existing and potential competitors have far more extensive financial, engineering, product development, manufacturing and marketing resources than the Company. The Company's products and services compete on the basis of a number of factors, including, (i) in the case of the equipment business, price, quality, features and functions, reliability, service and support and (ii) in the case of the services business, amount of compensation paid to payphone providers and pricing of long-distance services. There can be no assurance that competitors will not introduce products and/or services incorporating technology as advanced or more advanced than the Company's or that changes in the telecommunications environment will not render competitors' product solutions more attractive to customers than the Company's solutions. Competitive pressures often necessitate price reductions which the Company may not be able to achieve or which could adversely affect profit margins which, in turn, could adversely affect operating results. There can be no assurance that the Company will be able to compete successfully with existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, results of operations, or financial condition.

Potential Dilution: Shares Eligible for Future Sales:
Possible Effect on Additional Equity Financing

         A substantial number of shares of Common Stock are or will be issuable by the Company upon the conversion of the Preferred Stock, upon conversion of debentures previously issued by the Company and upon the exercise of warrants that the Company has issued, which could result in dilution of a shareholder's percentage ownership interest in the Company and could adversely affect the market price of the Common Stock. Under the applicable conversion formulas of the Preferred Stock, the number of shares of Common Stock issuable upon conversion is inversely proportional to the market price of the Common Stock at the time of conversion (i.e., the number of shares increases as the market price of the Common Stock decreases); and except with respect to certain redemption rights of the Company for the Preferred Stock, there is no cap on the number of shares of Common Stock that may be issued. In addition, the number of shares issuable upon the conversion of the debentures and the exercise of warrants is subject to adjustment upon the occurrence of certain dilutive events. For a complete description of the rights of holders of Preferred Stock, see the Company's Current Report on Form 8-K/A dated July 21, 1997, including the exhibits thereto.

         On August 31, 1998, there were issued and outstanding a total of 9,919,161 shares of Common Stock and 2,690 shares of Preferred Stock. If all the Preferred Stock (assuming a conversion price of $1.60) and convertible debentures which the Company has issued were converted into shares of Common Stock and if all warrants outstanding were exercised, there would be outstanding 16,462,714 shares of Common Stock. Of these, the Company currently has registered for resale 3,765,152 shares of Common Stock as contemplated in this Prospectus, 358,377 of which have been issued by the Company pursuant to prior conversions of Preferred Stock to Common Stock. The sale or availability for sale of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. In addition, certain holders of outstanding securities of the Company have rights to approve and/or participate in certain types of future equity financings by the Company. The availability to the Company of additional equity financing, and the terms of any such financing, may be adversely affected by the foregoing.

Dividend Policy

         The Company has never paid cash dividends on its Common Stock. Furthermore, the Company currently intends to retain any future earnings for use in its business and does not expect to pay any cash dividends on its Common Stock in the foreseeable future. The Company's senior secured loan agreements prohibit the Company from paying dividends. Any future change in the Company's dividend policy will depend upon the earnings and financial position of the Company, the nature of any restrictions on the payment of dividends contained in debt agreements which the Company has entered into or may enter into in the future and such other factors as the Board of Directors of the Company may deem appropriate.




Preferred Stock, Anti-Takeover Provisions

         On August 31, 1998 the Company's authorized but unissued capital stock includes 1,000,000 shares of preferred stock, par value $.01 per share ("Authorized Preferred Stock"), of which (i) 2,690 shares are currently issued and outstanding and (ii) 1,310 shares have been converted from Preferred Stock to Common Stock. The rights of the holders of shares of Common Stock may be adversely affected by the preferential rights afforded to the holders of the Preferred Stock currently outstanding and any shares of Authorized Preferred Stock that may from time to time be issued by action of the Board of Directors. In addition, the Company's Certificate of Incorporation and Bylaws, as well as the General Corporation Law of the State of Delaware ("DGCL"), contain certain provisions that may have the effect of discouraging an unsolicited acquisition proposal. Furthermore, upon a change in control of the Company, options granted under the Company's stock option plans become immediately exercisable.

                                 USE OF PROCEEDS

         The proceeds from the sale of the shares of Common Stock offered hereby are solely for the account of the Selling Stockholders. Accordingly, the Company will receive none of the proceeds from the sale thereof.

                              SELLING STOCKHOLDERS

         The Selling Stockholders are certain persons who provided or facilitated equity financing to the Company. The shares of Common Stock covered by this Prospectus are being registered to permit secondary trading and so that the Selling Stockholders may offer the shares for resale from time to time. See "Plan of Distribution." Except as described below, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Common Stock and other securities of the Company.

         The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of the Selling Stockholders as of August 31, 1998, and the number of shares which may be offered for resale pursuant to this Prospectus regardless of whether such Selling Stockholder has a present intent to sell. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Preferred Stock is based on a conversion price of $1.60 per share. The calculation of the total number of shares of Common Stock to be offered by the holders of such Preferred Stock, however, is an estimate based on a hypothetical conversion at the price set forth in the preceding sentence, which price is below the closing market price of the Common Stock as of August 31, 1998, which price is $2.3125. If the $2.3125 per share price were used instead of the per share prices listed above, the number of shares of Common Stock issuable upon conversion of the remaining outstanding shares of Preferred Stock would decrease to a total of 1,567,271 shares. The registration statement of which this Prospectus is a part includes, in accordance with Rule 416 of the 1933 Act, an indeterminate number of shares issuable upon conversion of the Preferred Stock as a result of the floating rate conversion features thereof. The use of such hypothetical conversion prices is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock.

         The information included below is based upon information provided by the Selling Stockholders as of the date of this Prospectus. Because the Selling Stockholders may offer all, some or none of their shares of Common Stock, no definite estimate as to the number of shares thereof that will be held by the Selling Stockholders after such offering can be provided and the following table has been prepared on the assumption that the conversion price is $1.60 and that all shares of Common Stock offered under this Prospectus will be sold.

----------------------------------------------------------------------------------------------------------------------------
Name(1)                        Shares of Common                                              Shares of
                               Stock Beneficially             Shares of                      Common Stock
                               Owned Prior to                 Common Stock                   Owned After
                               Offering                       Offered Hereby                 The Offering
----------------------------------------------------------------------------------------------------------------------------
CC Investments,
 LDC (2)                                  673,664                        673,664                          -0-
----------------------------------------------------------------------------------------------------------------------------
Marshall Capital
Management,
 Inc.  (2)
                                          464,828                        464,828                          -0-
----------------------------------------------------------------------------------------------------------------------------
Canadian Imperial
 Holdings, Inc.  (2)                      673,664                        673,664                          -0-
----------------------------------------------------------------------------------------------------------------------------
Swartz Investments,
 LLC (3)                                  36,580                         36,580                           -0-
----------------------------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

(2) Each of the designated Selling Stockholders holds shares of Preferred Stock which are convertible into shares of Common Stock. Each share of Preferred Stock may be converted into a number of shares of Common Stock, at the option of each Selling Stockholder, at a conversion


                                       10




price equal to the lesser of $5.05 per share (the "Fixed Conversion Price") or eighty percent (80%) of the volume weighted average fifteen day trading price preceding the date of conversion. The number of shares of Common Stock being offered by each Selling Stockholder (except for the shares of Common Stock described in footnote 3 below) is based on shares issuable upon conversion of the Preferred Stock at a conversion price of $1.60. As the conversion price is variable, the actual numbers of shares to be sold by each designated Selling Stockholder may be substantially more or less than the number of shares indicated in the table. Notwithstanding the foregoing, each listed Selling Stockholder can convert into shares of Common Stock only to the extent that the number of shares issued thereby, combined with the number of shares of Common Stock held by such Selling Stockholder, would not exceed 4.9% of the then outstanding Common Stock, as determined in accordance with Rule 13d-3 of the 1934 Act. Accordingly, the number of shares of Common Stock set forth in the table for certain of the Selling Stockholders exceeds the number of shares of Common Stock that they could beneficially own at any given time through their ownership of Preferred Stock. In that regard, beneficial ownership of those Selling Stockholders set forth in the table is not determined in accordance with Rule 13d-3. Pursuant to a securities purchase agreement, the Company agreed to register the shares of Common Stock at its cost to remove the restriction on free transferability. The Company has no knowledge as to when or if any of the Selling Stockholders will convert any of their shares of Preferred Stock or desire to offer shares of Common Stock upon such conversion for sale upon the open market. For a complete description of the rights of holders of Preferred Stock, see the Certificate of Designation of Series A Convertible Preferred Stock of the Company and the related Securities Purchase Agreement (with exhibits) filed as an exhibit to the Company's Current Report on Form 8-K dated July 21, 1997 as amended by the Form 8-K/A dated July 21, 1997.

(3) Swartz Investments, LLC received 36,580 shares of Common Stock as partial consideration for arranging the sale of the Preferred Stock.

                              PLAN OF DISTRIBUTION

         The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights.

         The shares of Common Stock offered hereunder may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, on any exchange or market on which the Common Stock is listed for trading, in the over-the-counter market, in privately negotiated transactions or otherwise at prices and on terms then prevailing or related to the then current market price, or such other prices as the Selling Stockholders determine from time to time. The shares of Common Stock may be sold to or through one or more broker-dealers, acting as agent or principal in underwritten offerings, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions. The shares of Common Stock hereunder may be used to settle short sales of Common Stock or options held by a Selling Stockholder.

         In connection with any transaction involving the Common Stock, broker-dealers or others may receive from the Selling Stockholders, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time. Broker-dealers and any other persons participating in a distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the 1933 Act.

         Any and all of the sales or other transactions involving the Common Stock described above, whether effected by the Selling Stockholders, any broker dealer or others, may be made pursuant to this Prospectus. In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. There can be no assurances that all or any of the shares of Common Stock offered hereby will be issued to, or sold by, the Selling Stockholders.

         To comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with under applicable state securities laws.

         The Company and the Selling Stockholders have agreed, and hereafter may further agree, to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Common Stock, including liabilities arising under the 1933 Act.

                                  LEGAL MATTERS

         Certain legal matters have been passed upon for the Company by Kane, Russell, Coleman & Logan, P.C., Dallas, Texas.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Intellicall, Inc. for the fiscal year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses (other than underwriting discounts and commissions) which, other than the SEC registration fee, are estimates, payable by the Company in connection with the sale and distribution of the shares of Common Stock registered hereby.

SEC registration fee                                                $  4,324

Blue Sky fees and expenses (including legal fees)                   $  1,500*

Legal fees and expenses                                             $ 10,000*

Accounting fees and expenses                                        $  4,000*

Printing expenses                                                   $  1,000*

Miscellaneous                                                       $    856*

                                                                    --------
Total                                                               $ 21,680
                                                                    ========
--------------
* Estimated

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by the court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Certificate of Incorporation

         Article Tenth of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which the director derived an improper personal benefit.

         Article Tenth of the Company's Certificate of Incorporation further provides that the Company shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Bylaws

         Article I of the Company's Bylaws provides that the Company shall indemnify to the same extent as provided in its Certificate of Incorporation any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Indemnification Agreements

         The Company has entered into Indemnification Agreements (the "Indemnification Agreements") pursuant to which it has agreed to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any party thereto is, was or has agreed to become a director, officer, employee or agent of the Company or is or was serving or has agreed to serve in any capacity, at the request of the Company, in any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, to the fullest extent permitted by applicable law and in accordance with the terms and conditions set forth therein. The Indemnification Agreements also provide for the advancement of certain expenses to the directors and officers party thereto and authorize such directors and officers to commence litigation in a court of competent jurisdiction to seek an initial determination as to whether indemnification is proper or to challenge any action of the Board of Directors of the Company denying them indemnification. The Indemnification Agreements also provide that, in the event that the indemnification provided for thereunder is for any reason unavailable, the Company shall contribute to the amount incurred by the directors and officers party thereto in such proportion as is fair and reasonable in light of all the circumstances.

Item 16. Exhibits.

                                 Description of
    Exhibit Numbers                 Document

          5.1 Opinion of Kane, Russell, Coleman & Logan, P.C., filed herewith

         23.1         Consent of PricewaterhouseCoopers LLP, filed herewith

         24.1 Power of Attorney of certain officers and directors (included in Part II of this Registration Statement on the signature page hereto)

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)      To include any prospectus required by Section 10(a)
(3) of the Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                             Provided, however, that paragraphs (1)(i) and (1)
(ii) do not apply if the information required to be included in a post effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on September 15, 1998.

                                     INTELLICALL, INC.


                                     By:/s/ John J. McDonald, Jr.
                                        ------------------------------------
                                            John J. McDonald, Jr., President
                                            and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below has appointed each of John J. McDonald, Jr. and John M. Carradine as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post effective amendments, supplements to this Registration Statement, and any and all
instruments  or  documents   filed  as  part  of  or  in  connection  with  this
Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

NAME                            TITLE                        DATE


/s/ William O. Hunt             Chairman of the Board        September 15, 1998
--------------------------
William O. Hunt



/s/ John M. Carradine           Vice President; Principal    September 15, 1998
--------------------------      Financial and Accounting Officer
John M. Carradine



/s/ B. Michael Adler            Director                     September 15, 1998
--------------------------
B. Michael Adler



--------------------------      Director                     ------------------
Thomas J. Berthel



--------------------------      Director                     ------------------
Lewis E. Brazelton, III



/s/ Arthur Chavoya              Director                     September 15, 1998
--------------------------
Arthur Chavoya


/s/ Richard B. Curran           Director                     September 15, 1998
--------------------------
Richard B. Curran


/s/ John J. McDonald            Director                     September 15, 1998
--------------------------
John J. McDonald